Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my June 24, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of The Teardroppers Inc. for the period from Inception June 3, 2013 to December 31, 2013, which are incorporated in this Registration Statement form S-1.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/s/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

January 6, 2015